Exhibit 23.1


               Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statements (No. 33-55942, 33-64442, 33-95020, and 333-03260)
on Form S-8 of our report dated January 20, 1997, with respect to the consolidated financial statements and schedule of Littelfuse, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 28, 1996.


                              /s/ Ernst & Young LLP


Chicago, Illinois
March 17, 1997